EXHIBIT INDEX

(11) Opinion and consent of counsel as to the legality of the securities being registered.

(16)(a) Directors'/Trustees' Power of Attorney to sign this Registration Statement and its amendments, dated Nov. 11, 2004.

(17)(c) Prospectus, dated Jan. 28, 2005, as amended Oct. 3, 2005, for RiverSource Tax-Exempt Bond Fund.

(17)(d)  Prospectus, dated Oct. 3, 2005, for RiverSource Insured Tax-Exempt
         Fund.

(17)(e) Statement of Additional Information, dated Oct. 3, 2005, for RiverSource Tax-Exempt Bond Fund and RiverSource Insured Tax-Exempt Fund.